SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  N/A)

Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:                          [ ] Confidential, for Use of
  [ ]  Preliminary proxy statement                      the Commission Only (as
  [x]  Definitive proxy statement                       permitted by Rule
  [ ]  Definitive additional materials                  14a-6(e)(2)
  [ ]  Soliciting material pursuant to Rule
       14a-11(c) or Rule 14a-12

                           FIRST SECURITY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):
  [x]  No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5)  Total fee paid:

--------------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

--------------------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

  (3)  Filing Party:

--------------------------------------------------------------------------------

  (4)  Date Filed:

--------------------------------------------------------------------------------

FIRST SECURITY GROUP, INC.
                                           A MULTI-BANK HOLDING
                                           COMPANY
                                           -------------------------------------
                           Rodger B. Holley              Chief Executive Officer

April 18, 2003


TO THE SHAREHOLDERS OF
FIRST SECURITY GROUP, INC.:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of First Security Group, Inc. ("FSG" or the "Company"), which will be held at
                                ---          -------
Holiday Inn Select, 304 Cedar Bluff Road, Knoxville, Tennessee 37923, on Thursday, May 22, 2003, at 3:00 p.m., Local Time (the "Meeting").
                                                       -------

     At the Meeting, you will be asked to consider and vote upon: (i) the election of 13 directors to serve until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified and (ii) the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for FSG for the fiscal year ending December 31, 2003.

     Enclosed are the Notice of Meeting, Proxy Statement and Proxy. We hope you can attend the Meeting and vote your shares in person. In any case, we would appreciate your completing the enclosed Proxy and returning it to us. This action will ensure that your preferences will be expressed on the matters that are being considered. If you are able to attend the Meeting, you may vote your shares in person even if you have previously returned your Proxy.

     We want to thank you for your support this past year. We are proud of our progress as reflected in the results for 2002, and we encourage you to review carefully the Company's 2002 Annual Report (the "Annual Report"), which
                                                 -------------
accompanies this proxy statement.

     In addition, we would like to take this opportunity to inform you that, as of March 31, 2003, FSG completed its acquisition of Premier National Bank of Dalton in Dalton, Georgia, by merging Premier National into an FSG subsidiary, Dalton Whitfield Bank.

     If you have any questions about the Proxy Statement or our Annual Report, please call or write us.

                                   Sincerely,

                                   /s/ Rodger B. Holley

                                   Rodger B. Holley
                                   Chairman, Chief Executive Officer & President

                           FIRST SECURITY GROUP, INC.
                                817 BROAD STREET
                          CHATTANOOGA, TENNESSEE 37402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003

     Notice is hereby given that the 2003 Annual Meeting of Shareholders of First Security Group, Inc. ("FSG" or the "Company") will be held at the Holiday
                             ---          -------
Inn Select, 304 Cedar Bluff Road, Knoxville, Tennessee 37923, on Thursday, May 22, 2003, at 3:00 p.m., Local Time (the "Meeting"), for the following purposes:
                                         -------

     1. ELECT DIRECTORS. To consider and vote upon the election of 13 directors to serve until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified.

     2. RATIFY AUDITORS. To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for FSG for the fiscal year ending December 31, 2003.

     3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The enclosed Proxy Statement explains these proposals in greater detail. We urge you to review these materials carefully.

     Only shareholders of record at the close of business on April 9, 2003 are entitled to notice of, and to vote at, the Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy in the accompanying envelope.

                                    By Order of the Board of Directors

                                    /s/ Rodger B. Holley

                                    Rodger B. Holley
                                    President & Chief Executive Officer

April 18, 2003

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          OF FIRST SECURITY GROUP, INC.
                                 APRIL 18, 2003

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareholders of First Security Group, Inc. ("FSG" or the "Company"), a Tennessee corporation, in
                       ---          -------
connection with the solicitation of proxies by FSG's Board of Directors from holders of FSG's common stock, $.01 par value, for use at the 2003 Annual Meeting of Shareholders of the Company to be held at the Holiday Inn Select, 304 Cedar Bluff Road, Knoxville, Tennessee 37923, on Thursday, May 22, 2003, at 3:00 p.m., Local Time, and at any adjournments or postponements thereof (the "Meeting"). Unless otherwise clearly specified, the terms "Company" and "FSG" include the Company and its subsidiaries.

     The Meeting is being held to consider and vote upon the proposals summarized under "Summary of Proposals" below and described in greater detail in this Proxy Statement. FSG's Board of Directors knows of no other business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement.

     The 2002 Annual Report to Shareholders (the "Annual Report"), including
                                                  -------------
financial statements for the fiscal year ended December 31, 2002, is included with this mailing. These proxy materials are first being mailed to the shareholders of FSG on or about April 18, 2003.

     FSG's banking subsidiaries are as follows:

     -    Dalton Whitfield Bank, a Georgia bank ("Dalton Whitfield");
                                                  ----------------
     -    Frontier Bank, a Tennessee bank ("Frontier"); and
                                            --------
     -    First State Bank, a Tennessee bank ("First State")
                                               -----------

     (Dalton Whitfield, Frontier and First State Bank are collectively referred to as the "Banks.") In addition, FSG acquired Premier National Bank of Dalton,
           -----
a national bank, on March 31, 2003, by merging Premier National into Dalton Whitfield.

     The principal executive offices of FSG are located at 817 Broad Street, Chattanooga, Tennessee 37402, and its telephone number is (423) 266-2000.

SUMMARY OF PROPOSALS

     The proposals to be considered at the Meeting may be summarized as follows:

     Proposal One.   To consider and vote upon the election of 13 directors to
serve until the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified;

     Proposal Two. To consider and vote upon the ratification of the appointment of Joseph Decosimo and Company, LLP, as independent auditors for FSG for the fiscal year ending December 31, 2003.

QUORUM AND VOTING REQUIREMENTS

     Holders of record of common stock as of the Record Date defined below are entitled to one vote per share on each matter to be considered and voted upon at the Meeting. To hold a vote on any proposal, a quorum must be present with respect to that proposal. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock. In determining whether a quorum exists at the Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions and broker non-votes, will be counted as shares present. A "broker non-vote" occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

     Proposal One, relating to the election of the nominees for directors, requires approval by a plurality of the votes cast by the holders of shares of common stock entitled to vote with respect to that proposal. This means that those 13 nominees for directors receiving the greatest number of votes will be elected directors. Proposal Two, and any other proposal that is properly brought before the Meeting, requires approval by a majority of the votes cast at the Meeting by the holders of shares of common stock entitled to vote with respect to those proposals.

     Neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether any proposal has received sufficient votes for approval, although abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. This means that abstentions and broker non-votes will not affect the outcome of the vote with respect to any proposal.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     The Board of Directors of FSG has fixed the close of business on April 9, 2003 as the record date ("Record Date") for determining the shareholders
                          -----------
entitled to notice of, and to vote at, the Meeting. Accordingly, only holders of record of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 8,747,807 shares of common stock issued and outstanding, which were held by approximately 1,574 holders of record.

     Shares of common stock represented by properly executed Proxies, if such Proxies are received in time and not revoked, will be voted at the Meeting in accordance with the instructions indicated in such Proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED "FOR" ALL PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. IF NECESSARY, THE PROXY HOLDER MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSALS AT THE TIME OF THE MEETING.

     A shareholder who has given a Proxy may revoke it at any time prior to its exercise at the Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing in person at the Meeting and voting in person. All written notices of revocation or other communications with respect to Proxies should be addressed as follows: First Security Group, Inc., 817 Broad Street, Chattanooga, Tennessee 37402, Attention: William L.
(Chip) Lusk, Jr., Chief Financial Officer and Secretary.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

          The Meeting is being held to, among other things, elect 13 directors of FSG to serve a one-year term of office expiring at the 2004 Annual Meeting of Shareholders and until their successors have been elected and qualified.

     All shares represented by valid Proxies, and not revoked before they are exercised, will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE 13 NOMINEES LISTED IN THE FOLLOWING TABLE. Although all nominees are expected to serve if elected, if any nominee is unable to serve, the persons voting the Proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by FSG's Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (13 persons). Cumulative voting is not permitted.

     The 13 nominees for directors nominated by the Company's Board of Directors will be approved as directors if a plurality of the shares of FSG common stock entitled to vote at the meeting are voted in favor of this proposal.

     THE NOMINEES HAVE BEEN NOMINATED BY THE COMPANY'S BOARD OF DIRECTORS AND THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL 13 NOMINEES
                                         ---
LISTED IN THE FOLLOWING TABLE.

     The following table and the notes to the table set forth information regarding the age and beneficial ownership of FSG's common stock as of April 9, 2003, by (i) each current director and nominee for director of the Company; (ii) each Named Executive Officer (as defined in "Executive Compensation and Other Benefits" in this Proxy Statement); and (iii) all present executive officers and directors of the Company as a group. As of December 31, 2002, FSG did not know of any person who beneficially owned more than 5% of the presently outstanding shares of common stock. Unless otherwise indicated, the address for the following shareholders is 817 Broad Street, Chattanooga, Tennessee 37402.

NAME, AGE AND YEAR                                                                   SHARES OF COMMON
FIRST ELECTED OR                                                                    STOCK BENEFICIALLY
APPOINTED A                                                                        OWNED AND PERCENTAGE
DIRECTOR OR                                PRINCIPAL OCCUPATION                       OF COMMON STOCK
EXECUTIVE OFFICER                         AND BUSINESS EXPERIENCE                     OUTSTANDING (1)
------------------------  -------------------------------------------------------  ---------------------

NOMINEES:
--------

Rodger B. Holley          Chairman of the Board, Chief Executive Officer, and                130,711 (2)
Age 56                    President of First Security Group, Inc. since February                 (1.49%)
1999                      1999; Chairman of the Board, Chief Executive
                          Officer and Corporate President of Frontier Bank
                          (Chattanooga, TN) since June 2000, and a director of
                          Dalton Whitfield Bank since September 1999.
                          Previously Chairman, Chief Executive Officer and
                          President of Pioneer Bancshares, Inc. (Chattanooga,
                          TN) from 1992 to November 1998 with service to
                          First American National Bank (Chattanooga, TN)
                          ("FANB") following FANB's acquisition of Pioneer
                            ----
                          Bancshares, Inc.


                                      -3-

NAME, AGE AND YEAR                                                                   SHARES OF COMMON
FIRST ELECTED OR                                                                    STOCK BENEFICIALLY
APPOINTED A                                                                        OWNED AND PERCENTAGE
DIRECTOR OR                                PRINCIPAL OCCUPATION                       OF COMMON STOCK
EXECUTIVE OFFICER                         AND BUSINESS EXPERIENCE                     OUTSTANDING (1)
------------------------  -------------------------------------------------------  ---------------------
J.C. Harold Anders        Owner of Anders Rental (Real Estate Rentals, Dalton,              53,809*  (3)
Age 60                    GA) since 1978; Co-Owner of Central Drive In (Fast
2003                      Food Company, Dalton, GA) since 1988; Co-Owner
                          of Poag & Anders, Inc. (Real Estate Development,
                          Dalton, GA) since 1992; Co-Owner of Clayton &
                          Anders, Inc. (Real Estate Development, Dalton, GA)
                          since 1992.  Previously Director of Premier National
                          Bank of Dalton (Dalton, GA) from 1996 until its
                          acquisition by FSG in March 2003 (Chairman from
                          2001 to 2003).

Larry R. Belk             Director and Regional President of Frontier Bank                  82,250*  (4)
Age 49                    (Chattanooga, TN) since June 2000 (President of First
1999                      Security Bank offices of Frontier Bank).  Previously
                          President of Valley Bank (Sweetwater, TN) from
                          1995 to April 1999.

Clayton Causby            Chairman of the Board of Dalton Whitfield Bank                        66,100*
Age 75                    since September 1999.  Previously Chairman of the
1999                      Board of Pioneer Bank, FSB (Chattanooga, TN), from
                          1998 to 1999, President of BC Fibers, Inc. (Textile
                          Sales) from 1993 to 2000; President of Poly-Tec
                          Fibers from 1994 to 2000; and Chairman of
                          Dalton/Whitfield Bank & Trust (Dalton, GA) from
                          1989 to 1996.

Kenneth C. Dyer, III      Director and Regional President of Frontier Bank                  54,530*  (5)
Age 46                    since June 2000.  Previously City President of FANB
1999                      from November 1998 to August 1999, and President
                          of Pioneer Bank from 1997 to November 1998.

Douglas F. Heuer, III     President of The Heuer Insurance Agency, Inc.                         10,560*
Age 56                    (General Insurance, Sweetwater, TN) since 1994;
1999                      Director of Frontier Bank since June 2000.
                          Previously Chairman of the Board of Valley Bank
                          from 1996 to 1999.

Carol H. Jackson          Vice President of Baker Street Rentals (Property                  31,034*  (6)
Age 63                    Management, Knoxville, TN) since 1991.
2002

Ralph L. Kendall          Director of Frontier Bank since June 2000.  Retired as            22,500*  (7)
Age 74                    a partner with Ernst & Young LLP (international CPA
1999                      firm) in 1986.

William B. Kilbride       President of Mohawk Industries (Rug and Textile                        1,000*
Age 50                    Manufacturer, Sugar Valley, GA) since 1992.
2003


                                      -4-

NAME, AGE AND YEAR                                                                   SHARES OF COMMON
FIRST ELECTED OR                                                                    STOCK BENEFICIALLY
APPOINTED A                                                                        OWNED AND PERCENTAGE
DIRECTOR OR                                PRINCIPAL OCCUPATION                       OF COMMON STOCK
EXECUTIVE OFFICER                         AND BUSINESS EXPERIENCE                     OUTSTANDING (1)
------------------------  -------------------------------------------------------  ---------------------
D. Ray Marler             President of Ray Marler Construction Company                       80,000* (8)
Age 59                    (General Construction, Chattanooga, TN) since 1965;
1999                      President and Chief Manager of Environmental
                          Materials, LLC (Environmental Services,
                          Chattanooga, TN) since 1998; President of
                          Environmental Holdings, Inc. (Environmental
                          Services, Chattanooga, TN) since 1998; President of
                          Environmental Materials, Inc. (Environmental
                          Services, Chattanooga, TN) since 1998; Chief
                          Manager of MWW, LLC (Land Management,
                          Chattanooga, TN) since 2002; and Director of
                          Frontier Bank since 2000. Previously Chief Manager
                          of American Technologies, LLC (Environmental
                          Services, Chattanooga, TN) from 1999 to 2001.

Lloyd L. Montgomery, III  Chief Operating Officer of First Security Group, Inc.             44,140*  (9)
Age 49                    since March 2002; and Chairman of the Board of First
2002                      State Bank since July 2002.  Previously involved in
                          business ventures and real estate development from
                          January 2000 to March 2002.  Knoxville City
                          President and East Region President for the Retail
                          Banking Group of FANB from 1996 to November
                          1999; and assisted with the FANB/AmSouth merger
                          from November 1999 to January 2000.

Hugh J. Moser, III        President of Tennessee Valley Resources, Inc. (Ag                70,600*  (10)
Age 55                    Distributor, Jefferson City, TN) since 1983.
2003

H. Patrick Wood           Chairman of Lawler-Wood Group (Regional and                      217,000  (11)
Age 74                    International Real Estate Services, Knoxville, TN)                     (2.48%)
2002                      since 1975.


NAMED EXECUTIVE OFFICER WHO IS NOT ALSO A DIRECTOR OR NOMINEE:
-------------------------------------------------------------
William L. Lusk, Jr.      Secretary, Chief Financial Officer and Executive Vice            37,456*  (12)
Age 34                    President of First Security Group, Inc. since April
1999                      1999; Secretary, Chief Financial Officer and
                          Executive Vice President of Dalton Whitfield Bank
                          and Frontier Bank since September 1999 and June
                          2000, respectively; and Chief Financial Officer and
                          Executive Vice President of First State Bank since
                          July 2002.  Previously Director of Strategic Planning,
                          Vice President of Pioneer Bancshares, Inc. from
                          December 1997 to March 1999, and Controller and
                          Vice President of Pioneer Bancshares, Inc. from 1993
                          to December 1997.



                                      -5-

NAME, AGE AND YEAR                                                                   SHARES OF COMMON
FIRST ELECTED OR                                                                    STOCK BENEFICIALLY
APPOINTED A                                                                        OWNED AND PERCENTAGE
DIRECTOR OR                                PRINCIPAL OCCUPATION                       OF COMMON STOCK
EXECUTIVE OFFICER                         AND BUSINESS EXPERIENCE                     OUTSTANDING (1)
------------------------  -------------------------------------------------------  ---------------------
All present Directors and Executive Officers as a Group (14 Persons)                       901,690
                                                                                           (10.12%)

*    Less than one percent of outstanding shares.

(1) Information relating to beneficial ownership of common stock is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission ("SEC") under
                                                                    ---
     Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934
                                                                            ----
     Act"). Under these rules, a person is deemed to be a beneficial owner of a
     ---
     security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table describing special relationships with other persons and specifying shared voting or investment power, directors and executive officers possess sole voting and investment power with respect to all shares of common stock set forth opposite their names.

(2) Includes 32,240 shares with respect to which Mr. Holley is deemed to share investment or voting power. Also includes 53,196 shares that Mr. Holley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(3) Includes 51,695 shares with respect to which Mr. Anders is deemed to share investment or voting power.

(4) Includes 220 shares with respect to which Mr. Belk is deemed to share investment or voting power. Also includes 30,030 shares that Mr. Belk has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(5) Includes 4,030 shares with respect to which Mr. Dyer is deemed to share investment or voting power. Also includes 30,030 shares that Mr. Dyer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(6) Includes 5,000 shares with respect to which Ms. Jackson is deemed to share investment or voting power.

(7) Includes 8,500 shares with respect to which Mr. Kendall is deemed to share investment or voting power.

(8) Includes 10,000 shares with respect to which Mr. Marler is deemed to share investment or voting power.

(9) Includes 25,000 shares with respect to which Mr. Montgomery is deemed to share investment or voting power. Also includes 19,140 shares that Mr. Montgomery has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(10) Includes 2,500 shares with respect to which Mr. Moser is deemed to share investment or voting power.

(11) Includes 167,000 shares with respect to which Mr. Wood is deemed to share investment or voting power.

(12) Includes 2,451 shares with respect to which Mr. Lusk is deemed to share investment or voting power. Also includes 27,456 shares that Mr. Lusk has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of FSG held five meetings during 2002. All directors attended at least 75% of the total number of meetings of the Board of Directors and the Board committees on which they served. FSG's Board of Directors has three standing committees: the Compensation Committee, the Audit Committee and the Executive Committee. The Compensation and Audit Committees also serve the same functions for the Banks.

     The Company's Compensation Committee is comprised of D. Ray Marler (Chairman), Douglas F. Heuer, III, and Ralph L. Kendall. This Committee has the authority to determine the compensation of the Company's and the Banks' executive officers and employees, and administers various of the Company's benefit and incentive plans. This Committee also has the power to interpret the provisions of the Company's Long Term Incentive Plans. The Compensation Committee held five meetings in 2002.

     The Company's Audit Committee is comprised of Ralph L. Kendall (Chairman), Douglas F. Heuer, III, and D. Ray Marler, and has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee recommends to the Board of Directors of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management's response to the audit. It also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee periodically reports its findings to the Board of Directors. The Audit Committee held five meetings in 2002.

EXECUTIVE  OFFICERS

     Executive officers are appointed annually at the meetings of the respective Boards of Directors of FSG and the Banks following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified. The table set forth under "Proposal One - Election of Directors" lists the nominees for election to the Board of Directors as well as the Named Executive Officers of FSG who are not nominees to, or members of, the Board of Directors, their ages and respective offices held by them, the period each such position has been held, a brief account of their business experience for at least the past five years, and the number of shares of common stock beneficially owned by each of them as of April 9, 2003.

PERFORMANCE  GRAPH

     The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index since the Company first issued its common stock. The Performance Graph assumes that $100 was invested on March 15, 1999, with reinvestment of dividends, where applicable.


                               [GRAPHIC OMITTED]

                                       PERIOD ENDING
                      ------------------------------------------------
INDEX                 03/15/99  12/31/99  12/31/00  12/31/01  12/31/02
----------------------------------------------------------------------
First Security Group    100.00    100.00    100.00    130.04    130.04
NASDAQ - Total US*      100.00    167.77    101.22     80.30     55.52
NASDAQ Bank Index*      100.00     95.64    109.10    118.13    120.77


*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2003. Used with permission. All rights reserved. crsp.com

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

     Under rules established by the SEC, the Company is required to provide information regarding the compensation and benefits provided to its chief executive officer and each of its other executive officers whose total annual salary and bonus is at least $100,000 (collectively, the "Named Executive
                                                          ---------------
Officers").  The disclosure requirements for the Named Executive Officers
--------
include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

     The following table sets forth various elements of compensation for our Named Executive Officers for each of the last three calendar years:

                                  SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                                     ANNUAL COMPENSATION      COMPENSATION
                                   -----------------------  ----------------

                                                               SECURITIES
                                                               UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)   BONUS ($)   OPTIONS/SARS (#)  COMPENSATION ($)
---------------------------  ----  -----------  ----------  ----------------  -----------------

Rodger B. Holley . . . . .   2002  $   200,208  $   50,250                0   $      12,521 (1)
 Chief Executive Officer     2001  $   175,250  $        0         80,600(2)  $       18,057(3)
                             2000  $   175,200  $        0                0              N/A(4)

William L. Lusk, Jr. . . .   2002  $   129,167  $   25,250                0   $      10,236 (5)
 Chief Financial Officer     2001  $   120,250  $        0        41,600 (2)  $       17,942(6)
                             2000  $    86,658  $        0                0              N/A(4)

Lloyd L. Montgomery, III .   2002  $   130,625  $   50,250        58,000 (2)  $      10,288 (7)
 Chief Operating Officer     2001  $         0  $        0                0              N/A(4)
                             2000  $         0  $        0                0              N/A(4)

(1)  Includes 401K match of $6,727 and club dues of $5,794.

(2)  Issued pursuant to FSG's 1999 Long Term Incentive Plan.

(3) Includes 401K match of $7,035 and club dues (including any associated initiation fees) of $11,022.

(4) Aggregate total of the dollar value of all other compensation for perquisites and other personal benefits does not exceed the lesser of $50,000.00 or ten percent (10%) of the named individual's cash compensation.

(5)  Includes 401K match of $5,456 and club dues of $4,489.

(6) Includes 401K match of $6,089 and club dues (including any associated initiation fees) of $10,902.

(7) Includes 401K match of $3,713, club dues of $3,100 and Company car personal use of $3,475.

                         GRANTS OF OPTIONS/SARS IN 2002

     In 2002, FSG issued incentive stock options under the 1999 Long Term Incentive Plan to various key executive officers and employees of the Company and the Banks. No stock appreciation rights ("SARs") were granted in 2002. The
                                               ----
following table sets forth information respecting the award of such incentive stock options to our Named Executive Officers:

                          NUMBER OF                                                       POTENTIAL REALIZABLE VALUE AT
                          SECURITIES  PERCENT OF TOTAL                                    ASSUMED ANNUAL RATES OF STOCK
                          UNDERLYING  OPTIONS GRANTED                                   PRICE APPRECIATION FOR OPTION TERM
                           OPTIONS     TO EMPLOYEES                       EXPIRATION  --------------------------------------
NAME                      GRANTED (#)  DURING 2002   EXERCISE PRICE ($)      DATE             5%                  10%
------------------------  -----------  ------------  -------------------  ----------  -------------------  -----------------
Rodger B. Holley                    0            0%                  N/A         N/A  $                0   $              0
William L. Lusk, Jr.                0            0%                  N/A         N/A  $                0   $              0
Lloyd L. Montgomery, III       58,000        44.27%  $             10.00     4/24/12  $          341,990   $        854,361

                     AGGREGATED OPTION/SAR EXERCISES IN 2002
                       AND 2002 YEAR-END OPTION/SAR VALUES

     No stock options were exercised by the Named Executive Officers during 2002. Additionally, there were no SARs outstanding during 2002.

     The following table shows the number of shares of Company common stock covered by both exercisable and non-exercisable options held by the Company's Named Executive Officers as of December 31, 2002. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price ($10.00 per share) of the Company's common stock.

                                          NUMBER OF
                          SECURITIES UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                   AT DECEMBER 31, 2002 (#)                    AT DECEMBER 31, 2002 ($)
                          ------------------------------------------  --------------------------------------------

NAME                           EXERCISABLE(e)/UNEXERCISABLE (u)            EXERCISABLE (e)/UNEXERCISABLE (u)
------------------------  ------------------------------------------  --------------------------------------------

Rodger B. Holley               26,598 (E) / 54,002 (U)                        $61,442 (E) / $124,745 (U)
William L. Lusk, Jr.           13,728 (E) / 27,872 (U)                         $31,712 (E) / $64,385 (U)
Lloyd L. Montgomery, III            0 (E) / 58,000 (U)                                      $0(E)/$0 (U)

DIRECTOR  COMPENSATION

     FSG began compensating its non-employee directors for their services to the Board of Directors during the fiscal year December 31, 2002. Each non-employee director receives a monthly $500 retainer fee for his or her service to FSG. In addition, each non-employee director receives a $12,000 annual retainer fee, pro-rated based on the non-employee director's appointment date and the next annual shareholders meeting date. The non-employee directors were compensated as follows during 2002: Doug Heuer, Ralph Kendall and Ray Marler, each received $14,500; Pat Wood received $9,500; and, Carol Jackson received $9,000.
Directors may also be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their service on the Boards of Directors.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     FSG has no employment contracts with any of the Named Executive Officers, all of whom are employees at will. However, FSG contemplates entering employment contracts with each of the Named Executive Officers in 2003. Under the terms of the Long Term Incentive Plans, options awarded under the Plans, but not yet vested for purposes of exercise, are subject to accelerated vesting in the event of a merger or other business combination giving rise to a change in control of FSG.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are, and during the last fiscal year were, D. Ray Marler (Chairman), Douglas F. Heuer, III, and Ralph L. Kendall. No member of the Compensation Committee is now or was during the last fiscal year an officer or employee of FSG or the Banks.

     Members of the Compensation Committee also are currently or were customers of, or had banking and financial transactions with, the Banks in the ordinary course of business since the beginning of the last fiscal year. All outstanding loans and other transactions with members of the Compensation Committee were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features.
It is expected that the Company's subsidiaries will continue to have similar transactions in the ordinary course of their business with such individuals in the future.

COMPENSATION COMMITTEE REPORT

     The following report reflects FSG's compensation philosophy, as endorsed by the Board of Directors and the Compensation Committee, and resulting actions taken by FSG for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of FSG and the Banks.

General

     During 2002, the Compensation Committee of the Board of Directors was composed of the following directors, none of whom was an officer or employee of FSG or the Banks: D. Ray Marler (Chairman), Douglas F. Heuer, III, and Ralph L. Kendall. The Board of Directors designates the members and chairman of the Compensation Committee.

Compensation Policy

     The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for FSG's shareholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Company's operating performance, and that achievement of performance objectives over time is the primary determinant of share price.

     The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for FSG, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At FSG, performance-based executive officer compensation includes base salary and long-term stock incentives. To further these objectives, the Compensation Committee engaged Ernst & Young LLP (Global Employment Solutions/Human Resource Services Division in Atlanta, Georgia), an independent consultant with expertise in executive compensation to assist in implementing its compensation strategy.

Base Salary and Increases

     In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Compensation Committee. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with FSG's competitors. FSG's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.

Long Term Incentives

     Long-term incentive awards have been made under the 1999 Long Term Incentive Plan and the 2002 Long Term Incentive Plan. The purpose of both plans is to promote the Company's success and enhance its value by linking the personal interests of employees, officers, and directors to those of the Company's shareholders and by providing such persons with an incentive for outstanding performance. As of December 31, 2002, there were approximately 187 persons eligible to participate in the 1999 Long Term Incentive Plan and approximately 234 persons eligible to participate in the 2002 Long Term Incentive Plan.

     The 1999 Long Term Incentive Plan authorizes the granting of awards to selected employees and officers of FSG or its subsidiaries in the following forms: (i) options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options and (ii) restricted stock. The 2002 Long Term Incentive Plan authorizes the granting of awards to selected employees, officers, consultants and directors of FSG or its subsidiaries in the following forms: (i) options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options and (ii) restricted stock.

     Subject to adjustment as provided in the 1999 Long Term Incentive Plan, the aggregate number of shares of common stock reserved and available for awards is 650,000 (of which not more than 10% may be granted as awards of restricted stock). The maximum number of shares of common stock with respect to one or more options that may be granted during any one calendar year under the 1999 Long Term Incentive Plan to any one participant is 130,000. The maximum fair market value of any awards (other than options) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 1999 Long Term Incentive Plan is $100,000.

     Subject to adjustment as provided in the 2002 Long Term Incentive Plan, the aggregate number of shares of common stock reserved and available for awards is 200,000, any and all of which may be granted in the form of incentive stock options. Not more than 40,000 shares may be granted as awards of restricted stock. The maximum number of shares with respect to one or more options that may be granted during any one calendar year under the 2002 Long Term Incentive Plan to any one participant is 100,000. The maximum fair market value (measured as of the grant date) of any restricted stock awards that may be received by any one participant (less any consideration paid by the participant for such award) during any one calendar year under the 2002 Long Term Incentive Plan shall be $500,000.

     Both plans are administered by the Compensation Committee. The Committee has the power, authority, and discretion, among other things, to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant and the terms and conditions thereof; (iii) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer both plans; and (iv) make all other decisions and determinations that may be required under both plans or that the Compensation Committee deems necessary or advisable.

     As of April 9, 2003, options to purchase 536,950 shares of common stock had been granted under the 1999 Long Term Incentive Plan; however, options relating to 22,278 shares had lapsed due to employment terminations, which results in net options to purchase 514,672 shares outstanding. As of the same date, restricted stock awards of 20,000 shares of common stock had been granted under the 2002 Long Term Incentive Plan.

Deduction Limit

     Pursuant to Section 162(m) of the Internal Revenue Code (the "Code"), the
                                                                   ----
Company may not deduct compensation in excess of $1 million paid to the chief executive officer or the four next most highly compensated executive officers of FSG. The 1999 Long Term Incentive Plan and the 2002 Long-Term Incentive Plan were designed to comply with Code Section 162(m) so that the grant of options under both plans will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by us, although other awards under the plans that are not performance-based awards may not so qualify.

Chief Executive Officer Pay

     Each year the Compensation Committee formally reviews the compensation paid to the Chief Executive Officer of the Company. Changes in base salary and the awarding of cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. After careful consideration, the Compensation Committee recommended that the salary for Mr. Rodger B. Holley, President and Chief Executive Officer of FSG, be increased to $230,000.

Summary

     The Compensation Committee believes that FSG's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

     D. Ray Marler, Chairman
     Douglas F. Heuer, III
     Ralph L. Kendall

     January 9, 2003

AUDIT COMMITTEE REPORT

     The Audit Committee monitors the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors.

     This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2002 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.

     The Audit Committee currently is composed of three persons, all of whom are "independent directors" as defined by the National Association of Securities Dealers, Inc. ("NASD"). None of the committee members is or has been an officer
                ----
or employee of the Company or any of its subsidiaries or affiliates, has engaged in any business transaction outside of the ordinary course of business with the Company or any of its subsidiaries or affiliates, or has any family relationship with the Company or any of its subsidiaries or affiliates.

     FSG's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the Company's consolidated financial statements. The Audit Committee's responsibility is to monitor the integrity of the Company's financial reporting process and system of internal controls and to monitor the independence and performance of the Company's independent auditors and internal auditors.

     The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met five times during 2002.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company's Annual Report on Form 10-K for 2002, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the Company's independent auditors, Joseph Decosimo and Company, LLP, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Joseph Decosimo and Company, LLP, its independence from management and the Company, including the written disclosures and other matters required of Joseph Decosimo and Company, LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2002 by Joseph Decosimo and Company, LLP that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2002 is compatible with maintaining Joseph Decosimo and Company, LLP's independence.

     Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits.
The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission. The Audit Committee believes that, at this time, nothing has come to its attention that impairs Joseph Decosimo and Company, LLP's independence or their ability to provide quality professional audit services, and, therefore, recommends to the Board that the Company retain Joseph Decosimo and Company, LLP as the Company's independent auditors for 2003.

     Audit Committee:

     Ralph L. Kendall, Chairman
     Douglas F. Heuer, III
     D. Ray Marler

     March 24, 2003


CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     Certain of FSG's directors, officers and principal shareholders and their associates are or were customers of, or had banking and financial transactions with, the Banks in the ordinary course of business since the beginning of the last fiscal year. Some of FSG's directors or the directors of the Banks are directors, officers, trustees, or principal securities holders of corporations or other organizations that also are or were customers of, or had banking and financial transactions with, the Banks in the ordinary course of business since the beginning of the last fiscal year.

     All outstanding loans and other transactions with the directors, officers, and principal shareholders of FSG and its subsidiaries were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of credit extended to directors, executive officers, and principal shareholders as of December 31, 2002 was $3.4 million or 4.9% of FSG's shareholders' equity. It is expected that the Company's subsidiaries will continue to have similar transactions in the ordinary course of their business with such individuals and their associates in the future.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon approval and recommendation of the Audit Committee, has appointed Joseph Decosimo and Company, LLP, independent certified public accountants, as independent auditors for FSG and its subsidiaries for the current fiscal year ending December 31, 2003, subject to ratification by the shareholders. Joseph Decosimo and Company, LLP, has served as the independent auditors for FSG and its subsidiaries since February 17, 1999. Joseph Decosimo and Company, LLP, has advised FSG that neither the firm nor any of its partners has any direct or material interest in FSG and its subsidiaries except as auditors and independent certified public accountants of FSG and its subsidiaries.

     During the Company's 2002 fiscal year, Joseph Decosimo and Company, LLP consulted with FSG on various matters and provided professional services for the Company for fees and expenses as follows:

     Audit Fees                                                      $74,200
                                                                    --------
     Financial Information Systems Design and Implementation Fees          0
                                                                    --------
     All Other Fees:
         Tax-related Fees (1)                                         76,750
         Audit-related Fees (2)                                      212,164
         Other Fees (3)                                               56,850
                                                                    --------
     Total All Other Fees                                            345,764
                                                                    --------

     TOTAL                                                          $419,964
                                                                    ========

     (1) Tax-related fees consisted of fees paid for tax preparation and assistance on tax-related issues.

     (2) Other audit-related fees consisted of audits related to subsidiaries, various attest services under professional standards, accounting consultation, assistance with registration statements and consents.

     (3) Other fees consisted of fees paid for assistance related to business expansion and acquisition due diligence.


     The Board of Directors of the Company has considered whether the provision of services during 2002 by Joseph Decosimo and Company, LLP that were unrelated to its audit of FSG's financial statements or its reviews of FSG's interim financial statements during 2002 is compatible with maintaining Joseph Decosimo and Company, LLP's independence.

     A representative of Joseph Decosimo and Company, LLP, will be present at the Meeting and will be given the opportunity to make a statement on behalf of the firm if he or she so desires. A representative of Joseph Decosimo and Company, LLP, is also expected to respond to appropriate questions from shareholders.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF JOSEPH DECOSIMO AND COMPANY, LLP, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

     Proposal Two requires approval by the affirmative vote of the holders of shares of common stock representing a majority of the votes cast at the Meeting.

     THE  BOARD  OF  DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO.
                                                              ---


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act ("Section 16") requires the directors and
                                     ----------
certain officers of FSG, and persons who beneficially own more than 10% of the Company's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and any other equity securities of the Company. The Company is required to identify each director, officer or beneficial owner of more than 10% of the Company's common stock who failed to timely file any such report with the SEC. The Company is not aware that any person beneficially owns more than 10% of the Company's common stock. In 2002, Larry R. Belk, Clayton Causby, Rodger B. Holley, Carol H. Jackson and H. Patrick Wood each failed to file one report required by Section 16. In 2002, Kenneth C. Dyer, III, Douglas F. Heuer, III, Ralph L. Kendall, William L. Lusk, Jr., D. Ray Marler and Lloyd L. Montgomery, III each failed to file two reports required by
Section 16. In each case the failure to file timely reports was inadvertent and corrected after discovery of the reporting obligation.


               SHAREHOLDER'S PROPOSALS FOR THE 2004 ANNUAL MEETING

     Proposals from shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before November 1, 2003 to be eligible for inclusion in the Company's Proxy Statement and Proxy related to the 2004 Annual Meeting of Shareholders. Only proper proposals that are timely received will be included in the Proxy Statement and Proxy.

                                  OTHER MATTERS

     Management of FSG does not know of any matters to be brought before the Meeting other than those described above. If any other matters properly come before the Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.


                                OTHER INFORMATION

PROXY SOLICITATION COSTS

     The cost of soliciting Proxies for the Meeting will be paid by the Company. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, the Company will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of common stock; such holders, after inquiry by FSG, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and FSG will reimburse them for the reasonable expense of mailing proxy materials to such persons.

ANNUAL REPORT ON FORM 10-K

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, FSG WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF FSG'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC. Requests may be made to First Security Group, Inc., 817 Broad Street, Chattanooga, Tennessee 37402, Attention: Rodger B. Holley, Chairman, Chief Executive Officer & President.


                              By Order of the Board of Directors,


                              /s/ Rodger B. Holley

                              Rodger B. Holley
                              Chairman, Chief Executive Officer & President

April 18, 2003